UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): December 23, 2004

                               GASCO ENERGY, INC.
             (Exact name of registrant as specified in its charter)



          Nevada                      0-26321                    98-0204105
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

   14 Inverness Drive East, Building H, Suite 236, Englewood, Colorado 80112
       (Address of principal executive offices)                     (Zip Code)




        Registrant's telephone number, including area code (303) 483-0044


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement.

     As previously disclosed in Gasco's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, on October 11, 2004, the Board of Directors of Gasco, other than Mr. Erickson and Mr. Bruner, approved a transaction pursuant to which Marc Bruner, the chairman of Gasco's Board of Directors, and Mark Erickson, a director and President and Chief Executive Officer of Gasco, would terminate their right to receive certain overriding royalty interests in Gasco's properties in exchange for the grant to each of them of options to purchase 100,000 shares of Gasco common stock at the market price on the date of grant and the right to receive equivalent overriding royalty interests in such properties upon the occurrence of certain change of control transactions or upon their termination of employment. Messrs. Bruner and Erickson subsequently agreed to waive the issuance of any options to them in connection with such transaction.

     On December 23, 2004, Gasco entered into an agreement with Mr. Bruner and Mr. Erickson effecting the contemplated transfers. This transaction was reviewed and approved by Gasco's Audit Committee. Under the agreement, Mr. Bruner and Mr. Erickson transferred all of their rights to receive overriding royalty interests of between .06% and 0.6% of Gasco's working interest in certain of its Utah and Wyoming properties, pursuant to the Trust Termination and Distribution Agreement, dated December 31, 2002 (the "Distribution Agreement"), with respect to the Pannonian Employee Royalty Trust ("Royalty Trust"). In addition, Mr. Bruner and Mr. Erickson transferred all of their interests in any property rights that may have accrued to them under the Distribution Agreement. In exchange for such transfers, Gasco agreed to convey equivalent royalty interests to Mr. Bruner and Mr. Erickson, or either of them, in the event that it sells any of the property previously subject to the royalty interests, upon certain change of control events or upon the termination of either individual's employment.

     Mr. Bruner and Mr. Erickson acquired the rights described above under the Royalty Trust. The Royalty Trust had been established by Pannonian Energy, Inc. ("Pannonian") prior to Pannonian becoming a wholly owned subsidiary of Gasco, to provide additional compensation to the employees and founding directors of Pannonian, which included Mr. Bruner and Mr. Erickson, in the form of oil and gas interests. The terms of the Distribution Agreement terminated the Royalty Trust and required Gasco to assign to the participants of the Royalty Trust overriding royalty interests that arise out of the production of oil and gas from certain properties as a result of future drilling.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     Number                Description

     10.01 Termination and Settlement Agreement, dated as of December 23, 2004, among Gasco Energy, Inc., Marc A. Bruner and Mark A. Erickson.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GASCO ENERGY, INC.



                                                By: /s/ W. King Grant
                                                    -----------------------
                                                    W. King Grant
                                                    Executive Vice President and
                                                    Chief Vice President

January 28, 2005